EXHIBIT 10.26

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of January 25, 2024, by and between SILICON VALLEY BANK, a division of First-Citizens Bank & Trust (“Bank”) and SI-BONE, INC., a Delaware corporation (“Borrower”).

Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 12, 2021, (as the same may from time to time be amended, modified, supplemented or restated, including without limitation by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated January 6, 2023 and that certain Letter Agreement by and between Bank and Borrower dated as of March 24, 2023, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.    Borrower has requested that Bank amend the Loan Agreement to make certain other revisions to the Loan Agreement as more fully set forth herein. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.aSection 5.10 (Financial Covenant (Net Revenue)). Section 5.10 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
“5.10    Financial Covenant (Net Revenue). When a Financial Covenant Measuring Period is in effect, Borrower shall achieve Net Revenue (measured in accordance with GAAP on a trailing six (6) month basis), tested quarterly on the last day of each calendar quarter, in an amount equal to or greater than the levels to be agreed upon between Borrower and Bank with respect to which Borrower hereby agrees: (i) shall be documented in an amendment to this Agreement, in form and substance acceptable to Bank, which amendment shall be executed no later than: (x) for the fiscal year ending on December 31, 2025, the earlier to occur of 1) the date when Borrower’s unrestricted cash and Cash Equivalent held with Bank and Bank’s Affiliates is equal to or falls below [***] Dollars, and 2) May 31, 2025, with Borrower’s failure to enter into such amendment to this Agreement to reset such covenant levels on or prior to such date being an immediate and non-curable Event of Default hereunder; and (y) for the fiscal year ending on December 31, 2026 and any fiscal year after that, February 28th of each year beginning with February 28, 2026, with Borrower’s failure to enter into such amendment to this Agreement to reset such covenant levels on or prior to February 28th of each year being an immediate and non-curable Event of Default hereunder; (ii) shall be based on Borrower’s projections delivered to Bank in accordance with Section 5.3(e) hereof and acceptable to Bank in its commercially reasonable discretion with such projections for Borrower’s 2025 fiscal year showing a year-over-year growth satisfactory to Bank in its sole discretion.”
2.bSection 12.2 (Definitions). The following term and its definition hereby is amended and restated in its entirety in Section 12.2 of the Loan Agreement to read as follows:

““Financial Covenant Measuring Period” is any period of time (a) commencing on the later to occur of (i) the date on which the aggregate value of the Borrower’s unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents held at Bank and Bank’s Affiliates falls below [***] Dollars, and (ii) January 1, 2025 and (b) terminating on the date on which Borrower has achieved two (2) consecutive quarters of Adjusted EBITDA greater than Zero Dollars ($0). After the termination of a Financial Covenant Measuring Period, if both (X) Borrower’s Adjusted EBITDA is equal to or less than Zero Dollars ($0) for the most recently completed fiscal quarter and (Y) the aggregate value of the Borrower’s unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents held at Bank and Bank’s Affiliates is less than [***] Dollars, then a new Financial Covenant Measuring Period shall start and shall not terminate until Borrower again achieves Adjusted EBITDA Balance greater than Zero Dollars ($0) for two (2) new consecutive quarters.”
3.Limitation of Agreement.
3.aThis Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.bThis Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:
4.aImmediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents;
4.bBorrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;
4.cThe organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.dThe execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized by all necessary action on the part of Borrower;
4.eThe execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.fThe execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.gThis Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Release by Borrower.
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5.aFOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
5.bIn furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

5.cBy entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
5.dThis release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.
5.eBorrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
5.fBorrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
(i)Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.
(ii)Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.
(iii)The terms of this Agreement are contractual and not a mere recital.
(iv)This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.
(v)Borrower is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and Borrower has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
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6.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
7.Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
8.Integration. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
9.Fees and Expenses. Borrower shall pay to Bank on the date first listed above all Bank Expenses due and owing as of the date hereof. The fees and expenses listed in the previous sentence may be debited from any of Borrower’s accounts at Bank.
10.Conditions to Effectiveness. The parties agree that the obligations of Bank herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank in its sole discretion, on or prior to the date first listed above:
1.athis Agreement duly executed on behalf of Borrower;
1.bBorrower’s payment of Bank’s legal fees and expenses incurred in connection with this Agreement; and
1.csuch other documents as Bank may reasonably request to effectuate the terms of this Agreement.
11.Miscellaneous.
11.aThis Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
11.bEach provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
11.cThis Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
11.dThe Loan Documents are hereby amended wherever necessary to reflect the changes described above.
11.eSection 11.9 of the Loan Agreement applies to this Agreement.
11.fThis Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
[Signature page follows.]
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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK	BORROWER
FIRST-CITIZENS BANK & TRUST COMPANY By: /s/ Mark Davis Name: Mark Davis Title: Senior Vice President	SI-BONE, INC. By: /s/ Anshul Maheshwari Name: Anshul Maheshwari Title: CFO

[Signature Page to Second Amendment to Loan and Security Agreement]